SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X} Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 MONROE BANCORP
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

      ---------------------------------------------------------------------
      (Name of Persons Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] $125 per Exchange Act Rule O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

1)  Title of each class of securities to which transaction applies:
    Not applicable

2)  Aggregate number of securities to which transaction applies:
    Not applicable

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    Not applicable

4)  Proposed maximum aggregate value of transaction:
    Not applicable

5)  Total fee paid:
    Not applicable

[ ] Fee paid previously by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount previously paid:
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2)  Form, Schedule or Registration Statement No.:
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3)  Filing Party:
    Not applicable

4)  Date Filed:
    Not applicable

                              2004 NOTICE OF ANNUAL
                             MEETING OF SHAREHOLDERS
                                       AND
                                 PROXY STATEMENT

                                [MONROE BANCORP LOGO]

                                                                  March 22, 2004




Dear Shareholder,

On behalf of our entire Board of Directors, I cordially invite you to attend our annual meeting of shareholders on April 22, 2004. At the meeting, we will review our performance for fiscal year 2003.

A notice of the meeting and proxy statement follow. You will also find enclosed your proxy voting card and the 2003 Annual Report. I would like to take this opportunity to remind you that your vote is important. Please take a moment now to complete, sign and date the enclosed proxy voting card and return it in the postage-paid envelope we have provided.

I look forward to seeing you on April 22nd.


                                           Sincerely,

                                           /s/ Mark D. Bradford

                                           Mark D. Bradford
                                           President and Chief Executive Officer

                                 Monroe Bancorp
                            210 East Kirkwood Avenue
                           Bloomington, Indiana 47408





                               Notice of the 2004
                         Annual Meeting of Shareholders



The annual meeting of shareholders of Monroe Bancorp will be held on April 22, 2004, at 10:00 a.m., local time, at the Bloomington/Monroe County Convention Center, 302 South College Avenue, Bloomington, Indiana to consider and take action on the following matters:

         1. The election of Joyce Claflin Harrell, Charles R. Royal, Jr. and Harry F. McNaught, Jr. as directors of Monroe Bancorp to serve a three-year term expiring in 2007;

         2. The ratification of the appointment of BKD, LLP, Certified Public Accountants, as independent auditors for fiscal year ending December 31, 2004; and

         3. The transaction of any other business that is properly raised at the meeting.

Your Board of Directors recommends a vote "in favor of" the two proposals.

Only those shareholders of record at the close of business on March 8, 2004 shall be entitled to notice of and to vote at the annual meeting.



                                             By Order of the Board of Directors.
Bloomington, Indiana
March 22, 2004                               /s/ R. Scott Walters

                                             R. Scott Walters
                                             Corporate Secretary

                                 Monroe Bancorp
                            210 East Kirkwood Avenue
                           Bloomington, Indiana 47408

                                 PROXY STATEMENT


                           ANNUAL MEETING INFORMATION

This proxy statement contains information related to the annual meeting of shareholders of Monroe Bancorp to be held on April 22, 2004, beginning at 10:00 a.m., local time, at the Bloomington/Monroe County Convention Center, 302 South College Avenue, Bloomington, Indiana, and at any postponements or adjournments thereof. The proxy statement was prepared under the direction of the Company's Board of Directors to solicit your proxy for use at the annual meeting. This proxy statement and form of proxy were first mailed to shareholders on or about March 22, 2004.

As of the close of business on March 8, 2004, the record date for determining shareholders entitled to notice of and to vote at the annual meeting, we had a total of 6,090,340 shares of common stock issued and outstanding, which were held by approximately 313 shareholders of record. The Company has no other outstanding securities entitled to vote.

Why did I receive this proxy statement?

On March 22, 2004, we began mailing this proxy statement to everyone who was a shareholder as of the record date of March 8, 2004. We prepare a proxy statement each year to let our shareholders know when and where we will hold our annual shareholders' meeting.

More importantly, this proxy statement:

         o includes detailed information about the matters that will be discussed and voted on at the meeting, and
         o provides you with updated information about the Company that you will need to consider in order to make an informed decision at the meeting.

Who will solicit the proxies and who is paying for them?

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company from the shareholders. The cost of soliciting proxies will be borne by the Company. In addition to use of mail, proxies may be solicited personally or by telephone or facsimile by directors, officers and certain employees of the Company who will not be specially compensated for such soliciting. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of stock and will reimburse them for the cost of forwarding the material.

What will occur at the annual meeting?

First, we will determine whether enough shareholders are present at the meeting to conduct business. A shareholder will be deemed to be "present" at the meeting if the shareholder:

         o        is present in person, or
         o is not present in person but has voted by proxy card prior to the meeting.

A "quorum" is the presence at the meeting, in person or by proxy, of the holders of the majority of the outstanding shares. There must be a quorum for the meeting to be held. If we do not have a quorum, then we will reschedule the meeting. The new meeting date will be announced at the meeting. Abstentions are counted as present for purposes of determining the presence or absence of a quorum.

If a quorum is present at the meeting, then we will vote on:

         o proposal to elect the following individuals as members of our Board of Directors: Joyce Claflin Harrell, Charles R. Royal, Jr. and Harry F. McNaught, Jr. for three year terms, and
         o a proposal to ratify our Audit Committee's appointment of BKD, LLP as our independent auditors for 2004.
         o        any other matters which are properly raised at the meeting.

All of the nominees listed were previously elected directors by the shareholders. On each proposal, you are entitled to one vote for each share of stock that you own. Cumulative voting is not permitted.

Your vote is completely confidential.

Each of the proposals has been approved by our Board of Directors. The Board of Directors is now soliciting your vote for each of the proposals.

After each proposal has been voted on at the meeting we will discuss and take action on any other matter that is properly brought before the meeting. Finally, some of our officers will report on our recent financial results and our current operations.

The Board of Directors recommends that you vote FOR each of the proposals.

How many votes are necessary to elect the nominees for director and approve other matters?

The director nominees will be elected by a plurality of the votes cast at the annual meeting. The holders of a majority of the shares having voting power present at the meeting, in person or by proxy, must vote for the other matter (the ratification of the independent auditor) in order for it to pass. On the other matter, you may vote "for," "against" or "abstain." Abstentions are counted for purposes of determining the presence or absence of a quorum, but are not considered a vote cast under Indiana law. Shares held by brokers in street name and for which the beneficial owners have withheld the discretion to vote from brokers are called "broker non-votes." They are counted to determine if a quorum is present, but are not considered a vote cast under Indiana law. Broker non-votes will not affect the outcome of a vote on a particular matter.

If my shares are held in "street name" by my broker, will my broker vote my shares for me?

You should instruct your broker to vote your shares by following the directions your broker provides. If you fail to instruct your broker to vote your shares, your broker will be entitled to vote your shares on each of the proposals and any other matters presented at the meeting.

Who will count the votes?

Tellers appointed at the annual meeting will count the votes cast by proxy or in person.

How do I vote if I'm not planning to attend the annual meeting?

Sign and date each proxy card you receive and return it in the prepaid envelope. If you sign your proxy, but do not mark your choices, your proxies will vote:

         o        FOR the persons nominated for election as directors, and
         o FOR ratification of the appointment of BKD, LLP as independent auditors for 2004.

What if I want to change my vote or revoke my proxy?

You can change your vote or revoke your proxy on a proposal any time before the meeting for any reason. To change your vote or to revoke your proxy before the meeting:

         o write to our Secretary at 210 East Kirkwood Avenue, Bloomington, Indiana 47408,
         o submit another properly signed proxy with a more recent date, or
         o        vote in person at the meeting.

How do I raise an issue for discussion at an annual meeting?

Shareholders may submit proposals on matters appropriate for shareholder action at future annual meetings by following the rules of the Securities and Exchange Commission. Proposals intended for inclusion in next year's proxy statement and proxy card must be received by the Company not later than November 22, 2004. If notice of any other shareholder proposal intended to be presented at the 2005 annual meeting is not received by the Company on or before February 5, 2005, the proxies will have discretionary authority to vote on the matter. All proposals and notifications should be addressed to the Secretary of the Company.

If a shareholder raises a matter at the meeting that requires a shareholder vote, the person to whom you have given your proxy will use his or her discretion to vote on the matter on your behalf.

Where can I find the voting results of the meeting?

We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2004.

                      PROPOSAL ONE -- ELECTION OF DIRECTORS

Three directors will be elected at the annual meeting. If elected, Ms. Harrell, Mr. McNaught and Mr. Royal will serve a three-year term until the 2007 annual meeting or until their respective successors are chosen and qualified. For more information about the nominees, see "Other Information You Need to Make an Informed Decision."

This year's nominees for election to the Board of Directors are as follows:


                              Joyce Claflin Harrell
                              Director since 1983*
                                     Age 56

                             Harry F. McNaught, Jr.
                           Director since January 2003
                                     Age 49

                              Charles R. Royal, Jr.
                               Director since 1987
                                     Age 71



* Ms. Harrell served as a director of the Bank from the date indicated and served as a director of the Company since its incorporation in 1984.

Our Board of Directors recommends that you vote FOR the election of Ms. Harrell, Mr. McNaught and Mr. Royal.

       PROPOSAL TWO -- RATIFICATION OF APPOINTMENT OF INDEPENDENTAUDITORS

The Audit Committee of the Board of Directors has selected BKD, LLP to serve as our independent auditors for the 2004 fiscal year and is soliciting your ratification of that selection. In their role as independent auditors, they report on our financial statements.

A representative of BKD, LLP may be present at the meeting. He or she will have an opportunity to make a statement and will be available to respond to appropriate questions.

Your ratification of the Audit Committee's selection of BKD, LLP is not necessary because the Audit Committee has responsibility for selection of our independent auditors. However, the Audit Committee will take your vote on this proposal into consideration when selecting our independent auditors in the future.

Our Board of Directors recommends a vote FOR the proposal to ratify the selection of BKD, LLP as our independent auditors for 2004.

             OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

DIRECTORS OF THE COMPANY

Who is on our Board of Directors?

The directors, including nominees, are listed in the table below. Each director serves a term of three years or until their respective successors are chosen and qualified. The following directors are independent (as defined in the Company's Nasdaq listing requirements): David D. Baer, Dr. Bradford J. Bomba, Jr., Timothy
D. Ellis, Joyce Claflin Harrell, Harry F. McNaught, Jr., Charles R. Royal, Jr., Steven R. Crider and Paul W. Mobley. Mark D. Bradford, President and Chief Executive Officer of the Company and the Bank, is the only director who is not independent.

CLASS 2 Directors (Terms expire 2004)
----------------------------------------------------------------------------------------------------------------------
Name                                Age             Office and Business Experience for the Past Five Years
----------------------------------------------------------------------------------------------------------------------
Joyce Claflin Harrell               56              Ms. Harrell has served as a director of the Company since its incorporation in 1984 and of the Bank since 1983. She served as Senior
                                                    Vice President / CFO of Indiana University Foundation from April 1990 to April 1999. She served as Vice President / Controller of Monroe Bank from 1982 to 1989. She is a certified public accountant (CPA) and is
                                                    President of Claflin Enterprises, LLC, which was formed in June 2002 to patent a home health care product.

Harry F. McNaught, Jr.              49              Mr. McNaught has served as a director of the Company and the Bank since
                                                    January 2003. He is the president of Denison Properties, Inc., which is a commercial real estate development company.

Charles R. Royal, Jr.               71              Mr. Royal has served as a director of the Company and the Bank since
                                                    1987. He is the President/Dealer/Principal for Royal Chevrolet, Inc.






                                       6

CLASS 3 Directors (Terms expire 2005)
----------------------------------------------------------------------------------------------------------------------
Name                               Age              Office and Business Experience for the Past Five Years
----------------------------------------------------------------------------------------------------------------------

Mark D. Bradford                    46              Mr. Bradford originally joined the Bank in 1990 as a Senior Vice
                                                    President and CFO and was named Executive Vice President and CFO in
                                                    October 1998 and President and CEO on June 30, 1999. He was elected
                                                    Secretary/Treasurer of the Company in December 1997, and Vice
                                                    President/Treasurer in December 1998. He was named President, CEO and a director of the Company and the Bank in June 1999.

Steven R. Crider                    45              Mr. Crider has served as a director of the Company and the Bank since
                                                    1995. He is Vice President of Crider & Crider, Inc., which is a highway/site development contractor.

Paul W. Mobley                      63              Mr. Mobley has served as a director of the Company since its incorporation in 1984 and of the Bank since 1978. He is Chairman of
                                                    Noble Roman's, Inc., which sells and services franchises for pizza restaurants.


CLASS 1 Directors (Terms expire 2006)
----------------------------------------------------------------------------------------------------------------------
Name                               Age              Office and Business Experience for the Past Five Years
----------------------------------------------------------------------------------------------------------------------

David D. Baer                       70              Mr. Baer has served as a director and Chairman of the Company since its incorporation in 1984 and of the Bank since 1981. Mr. Baer served as Chairman, President and CEO of the Company and the
                                                    Bank until May 1998. He served as Chairman of the Company and the Bank from May 1998 to December 1999, at which time he
                                                    retired. He remained a Director of the Bank and Company after his retirement, and was re-elected Chairman of the Company and the Bank in June 1999.

Dr. Bradford J. Bomba,              42              Dr. Bomba has served as a director of the Company and the Bank since Jr. 1996. He is a physician with Internal Medicine
                                                    Associates.

Timothy D. Ellis                    66              Mr. Ellis has served as a director of the Company and the Bank since 1996. He is a real estate broker and auctioneer for Tim
                                                    Ellis Realtor & Auctioneer.



The number of directors on the Board of Directors is fixed at ten members. After the annual meeting of shareholders, there will only be nine members of the Board of Directors. Although there will be one vacant seat on the Board of Directors after the annual meeting, you cannot vote for a greater number of persons than the number of nominees named in this proxy statement.

Board Committees and Meeting Attendance. The Board of Directors has an Executive Committee, an Audit Committee and a Nominating and Corporate Governance Committee. Committees report their actions to the full Board at its next regular meeting. A description of the duties of each committee follows the table below.


                                    Committee Membership
                                                                  Nominating
                                                                 and Corporate
              Name                         Executive     Audit     Governance
              ----------------------------------------------------------------
              David D. Baer                    X*
              Dr. Bradford J. Bomba, Jr.                               X
              Mark D. Bradford                 X
              Steven R. Crider                 X           X           X
              Timothy D. Ellis                             X
              Joyce Claflin Harrell                        X*          X*
              Paul W. Mobley
              Harry F. McNaught, Jr.                                   X
              Richard P. Rechter               X           X
              Charles R. Royal, Jr.            X



              X        Member
              *        Chairperson


     The Board of Directors held 13 meetings in 2003. In 2003, no director attended fewer than 75% of the aggregate of the total number of all board meetings and committee meetings held during the period for which that person has been a director. The Company does not have a policy which requires the directors to attend the annual meeting. Nine of the directors attended the 2003 annual meeting.

Executive Committee. The Executive Committee held four meetings in 2003. The Executive Committee:

         o has all of the power and authority of the Board when the Board is not in session, except under certain circumstances; and
         o reviews the Company's management development and succession planning policies.

Audit Committee. The Audit Committee held seven meetings in 2003. For a full description of the duties of the Audit Committee, see the Monroe Bancorp Audit Committee Charter, attached as Appendix A of this document. The following lists some of the duties of the Audit Committee.

         o examines the activities of the Company's independent auditors and internal audit department to determine whether these activities are reasonably designed to assure the soundness of accounting and financial procedures;
         o reviews the Company's accounting policies and the objectivity of its financial reporting;
         o considers annually the qualifications of the Company's independent auditors and the scope of their audit and selects the independent auditors; and
         o receives reports from the internal auditors and reviews the scope of the internal audit program.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee was organized February 19, 2004. The Board of Directors also adopted a written charter of the Nominating and Corporate Governance Committee on that date which is available on the Company's website at www.monroebank.com.

Under its charter, the Nominating and Corporate Governance Committee is to consist of at least three members. All members of the Nominating and Corporate Governance Committee are independent (as defined in the Company's Nasdaq listing standards). The Nominating and Corporate Governance Committee will be responsible for selecting individuals to recommend to the independent members of the Board of Directors for election to the Board.

The Nominating and Corporate Governance Committee has established certain minimum qualifications for board members, including:

         o        the independence of the prospective nominee;
         o the prospective nominee's experience relevant to the needs of Monroe Bancorp; and
         o the prospective nominees leadership qualities, diversity and ability to represent the shareholders.

The committee also considers the ability of the nominee to meet the applicable requirements of SEC regulations, state law and the Company's Articles of Organization and By-laws.

The Nominating and Corporate Governance Committee has established a process for identifying and evaluating nominees for director. The Committee will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, the Nominating and Corporate Governance Committee will then initiate the search, working with staff support and seeking input from other directors and executive management. The Committee will develop a list of potential nominees and prioritize the list. The list of potential nominees will be presented to the independent members of the Board of Directors and the Committee will prioritize the list and recommend one nominee to the Board. The Board will designate one member to make contact with the potential nominee. If the candidate shows interest, he or she will be brought before the whole board for an interview. Nominees recommended by a shareholder will be evaluated on the same basis as other nominees.

The Committee will consider director nominees proposed by shareholders made in accordance with the following procedures. Written recommendations for director nominees should be delivered to the Nominating and Corporate Governance Committee c/o Monroe Bancorp, 210 East Kirkwood Avenue, Bloomington, Indiana 47408-3536. Any shareholder desiring to make a nomination for director must notify the Committee no more than 50 or less than 10 days prior to the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee;
(b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Company that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and
(e) the number of shares of capital stock of the Company owned by the notifying shareholder.

How was the current slate of nominees for director selected?

Since the Nominating and Corporate Governance Committee was not formed at the time the current slate of nominees for director was selected, the independent members of the Board of Directors selected this year's slate of candidates. Prior to the formation of the Nominating and Corporate Governance Committee, written recommendations for director nominees were delivered to the Secretary of the Company. The Secretary received no shareholder recommendations for nomination to the Board of Directors in connection with the 2004 Annual Meeting of Shareholders. All 2004 director nominees are incumbent directors standing for re-election.

How is our Board of Directors paid?

Director Fees. The directors of the Company and the Bank other than the Chairman of the Board are compensated for their services in the amount of $700 per board meeting held. All directors, other than inside directors, also receive a fee of $400 for each committee meeting held. The Chair of the Audit Committee received a fee of $800 for each Audit Committee meeting held through December 31, 2003 plus $4,000 for her additional duties as audit committee chair which includes review of SEC filings and other related responsibilities. As Chairman of the Board of Directors, Mr. Baer receives an annual fee of $22,000 and does not receive any additional compensation for meetings attended.

Directors may defer receipt of fees into a grantor trust established by the Company. Amounts which are deferred are invested in various mutual funds at the participant's direction.

The 1999 Directors' Stock Option Plan. In 1999 the Board of Directors and the shareholders of the Company approved and adopted the 1999 Directors' Stock Option Plan of Monroe Bancorp (the "Directors' Plan") which provides for the grant of nonqualified stock options (NSOs) to those individuals who serve as directors of the Company. A total of 153,000 shares of common stock of the Company have been reserved for issuance under the Directors' Plan.

Each member of the Board of Directors of the Company is covered by the Directors' Plan. Pursuant to the provisions of the Directors' Plan, on January 1, 1999, each director was granted an option to acquire 5,000 shares of the Company's common stock ("Company Stock") at a per share option price of $13.25. Individuals elected to serve as directors after January 1, 1999 who have not been granted an option under the Directors' Plan may also receive grants to acquire 5,000 shares of Company Stock, subject to the overall limits on the number of shares which can be issued under the Plan, at the discretion of the Board.

The option price per share of common stock will be determined by the Committee at its discretion; however, the per share option price will not be less than the fair market value of one share of Company Stock on the date the stock option is granted. Options granted under the Directors' Plan will vest, and thereby become exercisable, on the first anniversary of the date on which the options were granted.

The Directors' Plan will expire on December 31, 2009; after that date, no options will be granted under the Directors' Plan. However, options granted prior to that date will remain in effect in accordance with their terms.


EXECUTIVE OFFICERS OF THE COMPANY

Who are our Executive Officers?

The executive officers of the Company and the Bank are listed in the table below. Each officer serves a term of office of one year or until the election and qualification of his successor.

Name                  Age  Office and Business Experience
--------------------------------------------------------------------------------

Mark D. Bradford      46   See Mr. Bradford's biography on page 7.

John E. Christy       44   Mr. Christy is President of the Central Indiana
                           Region of the Bank. He joined the Bank in July 2003.
                           Prior to his employment with the Bank, he was Senior
                           Vice President and Regional Manager for the West
                           Florida Middle Market Division at SouthTrust Bank in
                           Tampa, FL from December 1999 to March 2003. From
                           April 1997 to December 1999, he was Senior Vice
                           President and Team Sales Leader for the Central
                           Indiana Middle Market Commercial Division at Key Bank in Indianapolis, IN.


Gordon M. Dyott       50   Mr. Dyott is the Executive Vice President of the Bank
                           and Chief Financial Officer, and the Vice President of the Company. He originally joined the Bank as a Senior Vice President in March 1996, and became
                           Executive Vice President in October 1998. He served as head of retail banking, operations and marketing until December 2001. As of January 1, 2002, he became
                           Chief Financial Officer. He was elected Vice
                           President of the Company in December 1998.

Robert J. Krupka      43   Mr. Krupka is a Senior Vice President of the Bank in
                           charge of lending. He joined the Bank in March 2002.
                           Prior to his employment with the Bank, he was Senior
                           Vice President of Credit Administration with Republic
                           Bank. He became an employee of Republic Bank through its merger with D&N Bank, where he had been Chief
                           Credit Officer since March 1997.

R. Scott Walters      51   Mr. Walters is the Secretary of the Company and a
                           Senior Vice President of the Bank for financial management services. He originally joined the Bank in 1985 as a Vice President and became Senior Vice
                           President in December 1990. He was elected Secretary of the Company in December 1998.

How are our Executive Officers Paid?

                                                Summary Compensation Table
                                                --------------------------
                                                                                          Long-term
                                                                                         Compensation
                                                                                        ---------------
                                                    Annual Compensation                     Awards
                                    -------------------------------------------------   ---------------
                                                                       Other Annual       Securities
  Name and Principal                                                   Compensation       Underlying         All Other
       Position            Year          Salary          Bonus             (1)           Options (#)      Compensation (3)
----------------------- ------------   ------------    -----------    ---------------   ---------------   -----------------
Mark D. Bradford,          2003         $ 152,308       $ 16,814          $ 9,100 (2)         5,000            $  9,304
President CEO and          2002           135,000          9,000            8,400 (2)         5,000              10,259
Director                   2001           135,000         62,576            8,400 (2)            --              10,444

John E. Christy (4)        2003         $  55,385       $ 32,088  (5)          --             2,500                  --
President, Central
Indiana Region

Gordon M. Dyott,           2003         $ 115,154       $ 10,000               --             5,000            $  6,812
Exec. Vice President,      2002           111,000          6,000               --                --               7,671
Chief Financial Officer    2001           111,000         28,375               --                --               8,768

Robert J. Krupka (4)       2003         $ 120,000       $ 20,175               --             5,000            $  5,941
Senior Vice President      2002            81,000         39,406  (5)          --                --                  --
Lending

R. Scott Walters,          2003         $  89,846       $ 33,328               --             5,000            $  5,822
Senior Vice President      2002            83,000         21,660               --                --               5,220
Financial Management       2001            83,000         28,304               --                --               7,266
Services

(1) While executive officers enjoy certain perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of such officer's total annual salary and bonus and are not required to be disclosed by applicable rules of the SEC.

(2) Consists of directors' fees paid to Mr. Bradford for the fiscal years indicated.

(3) Consists of matching contributions by the Company under the Company's Thrift Plan and contributions by the Company under the Company's Employee Stock Ownership Plan.

(4) Three years of data is not presented because Mr. Krupka joined the Bank in 2002 and Mr. Christy joined the Bank in 2003.

(5)      Includes a signing bonus to help defray relocation expenses.

1999 Management Stock Option Plan. In 1999 the Board of Directors and the shareholders of the Company approved and adopted the 1999 Management Stock Option Plan of Monroe Bancorp ("Management Plan"). The Management Plan provides for the grant of (i) incentive stock options ("ISOs") within the meaning of
Section 422 of the Internal Revenue Code ("Code") and (ii) nonqualified stock options ("NSOs") to officers and key employees of the Company or any of its subsidiaries, as selected by the administrative committee of the Management Plan.

A total of 427,000 shares of common stock have been reserved for issuance under the Management Plan. The option price per share of Company Stock will not be less than the fair market value of one share of Company Stock on the date the stock option is granted.

The Management Plan will expire on December 31, 2009; after that date, no options will be granted under the Management Plan. However, options granted prior to that date will remain in effect in accordance with their terms.

Individual Option Grants in Last Fiscal Year. The following table provides details regarding stock options granted to Messrs. Bradford, Christy, Dyott, Krupka and Walters during the fiscal year ended December 31, 2003. In accordance with the rules of the Securities and Exchange Commission, there are shown the hypothetical gains or "options spreads" that would exist for respective options. These gains are based on assumed rates of annual compound stock price appreciation of five percent (5%) and ten percent (10%) from the date the options were granted over the full option term. Gains are reported net of the option exercise price, but before any effect of taxes. In assessing these values, it should be kept in mind that no matter what value is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of the Company's stock at a future date, and that value would depend on the efforts of such executive to foster the future success of the Company for the benefit of all shareholders. The amounts reflected in the table may not necessarily be achieved.

                                                                                 Potential Realizable
                                        Percent of                              Value at Assumed Annual
                         Number of    Total Options                                 Rates of Stock
                           Shares       Granted to                                Price Appreciation
                         Underlying    Employees in  Exercise or                    for Option Term
                           Options      Fiscal Year  Base Price   Expiration
      Name               Granted (1)       (%)        ($/Share)      Date      5% ($)     10% ($)
      ----------------   -----------  -------------  -----------  ----------  --------  ---------
      Mark D. Bradford       5,000           20 %      $ 14.00      7/8/13    $ 44,023  $ 111,562
      John E. Christy        2,500           10          14.00      7/8/13      22,011     55,781
      Gordon M. Dyott        5,000           20          14.00      7/8/13      44,023    111,562
      Robert J. Krupka       5,000           20          14.00      7/8/13      44,023    111,562
      R. Scott Walters       5,000           20          14.00      7/8/13      44,023    111,562

(1)  Options vest and may be exercised on July 8, 2007

Aggregate Option Exercises in Last Fiscal Year. The following table contains information concerning (1) each exercise of stock options during 2003 under the 1999 Stock Option Plan by each of the executive officers named in the Summary Compensation Table on the page 12 who have options, and (2) the value as of December 31, 2003 of each of the named executive officer's unexercised options on an aggregated basis.

                          Shares                Number of Securities       Value of Unexercised
                         Acquired              Underlying Unexercised      In-the-Money Options
                            on      Value    Options at Fiscal Year-End     at Fiscal Year-End
                         Exercise  Realized             (#)                        ($)
      Name                 (#)       ($)     Exercisable  Unexercisable  Exercisable  Unexercisable
      -----------------  --------  --------  -----------  -------------  -----------  -------------
      Mark D. Bradford      0         0          35,000         10,000     $ 73,750       $ 15,600
      John E. Christy       0         0               0          2,500            0            625
      Gordon M. Dyott       0         0          20,000          5,000       20,000          1,250
      Robert J. Krupka      0         0               0          5,000            0          1,250
      R. Scott Walters      0         0          10,000          5,000       10,000          1,250

Other Employee Benefit Plans
----------------------------

Thrift Plan. The Company maintains a Thrift Plan in which substantially all employees may participate. Under this plan, the Company contributes 100% of each participant's compensation deferral contributions up to 3% of the participant's total compensation plus 50% of each participant's compensation deferral contributions which exceed 3% of the participant's total compensation but which do not exceed 5% of the participant's total compensation. The Company's expense for the Thrift Plan was $241,000 for the fiscal year ended December 31, 2003.

Employee Stock Ownership Plan. The Company maintains an Employee Stock Ownership Plan ("ESOP") in which substantially all employees may participate. The ESOP invests primarily in the stock of the Company. The amount of contributions by the Company to the ESOP, when they are made, is determined by the Board of Directors of the Company. Upon termination of employment, shares allocated to participants are distributed to them from the plan. The Company's expense for the ESOP was $102,000 for the fiscal year ended December 31, 2003.


REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Who determines how much the executive officers are paid?

For fiscal year 2003, the Executive Committee functioned as the Compensation Committee. Our Executive Committee is comprised of five directors, including the Chief Executive Officer of the Company. The Executive Committee provided recommendations to a majority of the independent directors regarding the compensation of executive officers including the compensation of the Chief

Executive Officer. A majority of the independent directors voted on and approved all executive officer compensation recommended by the Executive Committee. The Chief Executive Officer (who is the only non-independent director) did not vote on his own compensation nor was he involved in Executive Committee deliberations regarding his compensation. The report that follows discusses how compensation was determined in fiscal year 2003.

For fiscal year 2004, a majority of the independent directors of the Board will provide recommendations to the Board of Directors regarding the compensation of the Chief Executive Officer and other executive officers. The Board of Directors will vote on and approve all executive compensation recommended to it by a majority of the independent directors of the Board of Directors. However, Mark Bradford, the President and Chief Executive Officer of the Bank and the Company, will not be present during the voting or deliberations with respect to his own compensation.

What are our goals, policies, and objectives?

The Executive Committee's executive compensation policies are designed to provide competitive levels of compensation to the executive officers and to reward officers for satisfactory individual performance and for satisfactory performance of the Company as a whole.

What are the components of executive compensation?

In 2003, the Company's executive compensation program had three principal components:

o base salary;
o annual variable incentive compensation; and
o stock options

During 2003, the cash-based annual variable (at-risk) incentive component linked executive compensation directly to the Company's 2003 financial performance.

Base Salary. The Executive Committee determines base salary ranges for executive officers based upon competitive pay practices of Midwest regional banks as set forth in the Crowe Chizek Midwest Regional Bank Compensation Study as well as other sources. Each executive officer is reviewed individually by the Executive Committee, which includes an analysis of the performance of the Company. In addition, the review also includes an analysis of the individual's performance during the past fiscal year, focusing primarily upon the following aspects of the individual's job or characteristics of the individual exhibited during the most recent fiscal year: quality and quantity of work; personnel management skills; dependability; initiative; overall skill level; and overall value to the Company. Annual base salary is designed to compensate executives for their level of responsibility and sustained individual performance. In weighing these factors, the committee makes inherently subjective judgments.

The Committee reviews the criteria discussed above and establishes the Chief Executive Officer's base salary. As previously mentioned, in 2003, the Chief Executive Officer did not participate in the deliberations of the Executive Committee with respect to his compensation level. See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

Annual Variable Incentive Compensation. The Executive Committee establishes objective performance criteria for the variable incentive compensation program. The committee oversees administration of the program covering executive officers.

The Committee specifies a percentage of the annual increase in the Company's modified pre-tax net income over the prior year's modified pre-tax net income that each executive officer will receive. In addition, certain executive officers may also receive variable incentive compensation based on performance criteria established for the various areas of the Company directly under their control.

The Committee establishes target payouts for each participating position based upon bonus targets for equivalent positions at peer group companies. In 2003, the target payout for the Chief Executive Officer was 68.5% of his base salary. The actual payout under the plan varies from year to year depending on the Company's annual financial performance.

Under the 2003 program, Mr. Bradford received a variable compensation payment equal to 11.0% of his base salary, as reported in the Summary Compensation Table on page 12. This table also reports amounts paid under this variable incentive program to all named executive officers.

Stock Options. The purpose of the stock option plan is to further align management's interests with the Company's performance and interest of its shareholders. The Committee grants stock options to executive officers. Stock options were granted under this plan in 2003. Since the exercise price of all grants represents the closing price of the Company's common stock as reported on the Nasdaq National Market System on the grant date, the options have no value unless the common stock price exceeds the exercise price of the options. During 2003, Mr. Bradford was granted an option to purchase 5,000 shares of the Company's common stock.

Other Benefits. At various times in the past the Company has adopted certain broad based employee benefit plans in which executive officers are permitted to participate on the same terms as non-executive employees who meet applicable eligibility criteria, subject to any legal limitations on the amount that may be contributed or the benefits that may be payable under the plans.

The Company also provides medical and defined contribution plans to the executive officers that are generally available to the other Company employees. The amount of perquisites, as determined in accordance with the rules of the SEC relating to executive compensation, did not exceed 10% of salary and bonus for fiscal year 2003.

This Report by:

David D. Baer, Chairman
Steven R. Crider
Richard P. Rechter
Charles R. Royal, Jr.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

During the past fiscal year, Messrs. Baer, Bradford, Crider, Rechter, and Royal served on the Executive Committee, which functions as the Company's compensation committee. Mr. Bradford, the current Chief Executive Officer of the Company, did not participate in any discussion or voting with respect to his salary as an executive officer and was not present in the room during the discussion by the Executive Committee of his compensation. No executive officer of the Company currently serves or in the past year has served as a member of the compensation committee or board of directors of another company of which an executive officer serves on the compensation committee of the Company. Nor does any executive officer of the Company serve and in the past year no executive officer has served as a member of the compensation committee of another company of which an executive officer serves as a director of the Company.


POLICIES ON BUSINESS ETHICS

Monroe Bancorp has adopted a code of ethics that applies to its principal executive officer, principal financial officer and principal accounting officer or persons performing similar functions and such code is entitled "Monroe Bancorp Code of Ethics for Executive and Financial Management." In addition, all of the Company's officers, employees and directors are required to comply with the Monroe Bancorp Code of Ethics and Conduct to ensure that the Company's business is conducted in a consistently legal and ethical manner. The Sarbanes-Oxley Act of 2002 requires companies to have procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has these procedures in place, which are set forth in the Monroe Bancorp Fraudulent Activities Reporting Policy.

The full text of the Monroe Bancorp Code of Ethics for Executive and Financial Management, Code of Ethics and Conduct, and Fraudulent Activities Reporting Policy are posted on the Company's website at www.monroebank.com, under the Investor Relations department. Any waivers to or amendments of the Code of Ethics for Executive and Financial Management will be posted on the Company's website.


SHAREHOLDER COMMUNICATIONS

Any shareholders who desires to contact Monroe Bancorp's Chairman of the Board or any other members of the Board of Directors may do so by sending a letter to:
Monroe Bancorp Chairman of the Board, P.O. Box 1382, Bloomington, Indiana 47402. Communications received in writing are distributed to the Chairman of the Board who may then forward them to the Board of Directors or other individual members of the Board as appropriate depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls and auditing matters are received, the Chairman of the Board will forward them to the Chairperson of the Audit Committee for review.


TRANSACTIONS WITH MANAGEMENT AND OTHERS

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with certain directors and officers of Monroe Bancorp and the Bank and their associates, as well as with corporations or organizations with which they are connected as directors, officers, shareholders or partners. These banking transactions are made on substantially the same terms (including interest rates and collateral) as those prevailing at Monroe Bancorp and the Bank for comparable transactions with other persons, such transactions do not involve more than the normal risk of collectibility or present other unfavorable features. Loans made to directors and executive officers are in compliance with federal banking regulations and are thereby exempt from insider loan prohibitions included in the Sarbanes-Oxley Act of 2002.

At December 31, 2003, loans to directors and executive officers of Monroe Bancorp and the Bank and their associates totaled $10,604,000, equaling 23.4% of the Company's consolidated shareholders' equity.

FIVE-YEAR TOTAL SHAREHOLDER RETURN

The indexed graph on the following page indicates Monroe Bancorp's total return to its shareholders on its common stock for the past five years, assuming dividend reinvestment, as compared to total return for the Russell 2000 Index, the Bancorp's peer group index (which is a line-of-business index prepared by an independent third party consisting of banks with assets between $500 million and $1 billion). The comparison of total return on investment for each of the periods assumes that $100 was invested on January 1, 1999, in each of Monroe Bancorp, the Russell 2000 Index, and the peer group indices.

The Company's common stock began trading on the Nasdaq National Market System under the symbol "MROE" on May 30, 2001. For the periods prior to May 30, 2001, the Company's common stock was traded on the OTC Bulletin Board. The values for Monroe Bancorp's stock are the year-end closing price per share as reported by Nasdaq for the period subsequent to May 30, 2001, and are based upon the trades of the stock of Monroe Bancorp of which management was aware for periods prior to May 30, 2001. Management did not have knowledge of the price paid in all transactions prior to May 30, 2001 and has not verified the accuracy of those prices that have been reported.

                  Comparative Five-Year Cumulative Total Return
                               Among the Company,
                     Russell 2000 Index and Peer Group Index


                       [PERFORMANCE CHART APPEARS BELOW]


                                                   Period Ending
                           ----------------------------------------------------------
Index                      12/31/98  12/31/99  12/31/00  12/31/01  12/31/02  12/31/03
-------------------------------------------------------------------------------------
Monroe Bancorp               100.00     77.52     66.13     88.63    116.21    126.21
Russell 2000                 100.00    121.26    117.59    120.52     95.83    141.11
SNL $500M-$1B Bank Index     100.00     92.57     88.60    114.95    146.76    211.62

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such Acts.

Why are we receiving this report?

This report is being provided to inform shareholders of the Audit Committee oversight with respect to the Company's financial reporting. The Board of Directors adopted a written charter of the Audit Committee on February 15, 2001. The Charter was amended February 19, 2004 and is attached to this Proxy Statement as Appendix A.

Who are the members of the Audit Committee?

The Audit Committee is comprised of the following four members of the Board of Directors of the Company: Joyce Claflin Harrell (Chair), Steven R. Crider, Timothy D. Ellis and Richard P. Rechter. All of the members of the Audit Committee are independent (as defined in the Company's Nasdaq listing requirements) from management and the Company.

The Board of Directors has determined that Joyce Claflin Harrell, Chairperson of the Audit Committee, is an "audit committee financial expert" and is "independent" as defined under applicable Securities and Exchange Commission rules. Ms. Harrell is a certified public accountant and served as Senior Vice President and Chief Financial Officer of the Indiana University Foundation from 1990 to 1999. Prior to that, she served as Vice President, Controller of Monroe Bank from 1982 to 1989. She currently serves as President of Claflin Enterprises, LLC which was formed in 2002 to patent a home health care product.

Has the Audit Committee reviewed the Company financial statements?

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2003 and the footnotes thereto with management and the independent auditors. Based on these discussions with management and the independent auditors, the Audit Committee has not been apprised of any misstatements or omissions in the financial statements. In addition, the Audit Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standard No. 61.

The Audit Committee discussed with the Company's auditors the independence of such auditors from management and the Company, and received the written disclosures and the letter from its independent auditors concerning the auditors' independence required by the Independence Standards Board No. 1 to be made by the auditors to the Company. The Audit Committee members do not have vested interests in the Company either through financial, family or other material ties to management which would hamper or influence their ability to evaluate objectively the propriety of management's accounting, internal control and reporting practices.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 to be filed with the Securities and Exchange Commission.

This Report by:

Joyce Claflin Harrell, Chairperson
Steven R. Crider
Timothy D. Ellis
Richard P. Rechter

INDEPENDENT AUDITORS' FEES

Fees paid to BKD, LLP

The following table sets forth the aggregate fees billed by BKD, LLP for audit services rendered in connection with the consolidated financial statements and reports for fiscal years 2003 and 2002 and for other services rendered during fiscal years 2003 and 2002 on behalf of the Company and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services, which have been billed to the Company:


              Type of Fee             2003           2002
              -----------             ----           ----
              Audit Fees            $ 33,250       $ 31,750
              Audit Related           13,000          8,642
              Tax                      4,700         42,545
              All Other Fees          25,548         37,824
                                  ----------    -----------
                   Total            $ 76,498      $ 120,761
                                  ==========    ===========

Audit Fees: Consist of fees billed for professional services for (i) the audit of the Company's consolidated financial statements, (ii) the review of the interim condensed consolidated financial statements included in the quarterly reports, (iii) the services that are normally provided by BKD, LLP in connection with statutory and regulatory filings or engagements, and (iv) the attest services, except those not required by statute or regulation.

Audit Related Fees: Consist of fees billed for assurance and related services that are reasonable related to the performance of the audits of the Company's employee benefit plans.

Tax Fees: Consist of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for professional services related to federal and state tax compliance. Other miscellaneous tax consulting and planning includes 2002 fees billed for assistance with the Company establishing an out of state investment subsidiary.

All Other Fees: Consist of fees for all other services other than those reported above. These services primarily include information technology control consulting review and external penetration testing.

In making its recommendation to ratify the appointment of BKD, LLP as the Company's independent auditors for the fiscal year ending December 31, 2004, the Audit Committee has considered whether services other than audit and audit related provided by BKD, LLP are compatible with maintaining the independence of BKD, LLP.

All of the fees and services described above were approved by the Audit Committee on a case-by-case basis. The Audit Committee must pre-approve all auditing services and permissible non-audit services (including the fees and terms thereof), subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as set forth in Appendix D to the Audit Committee Charter (which is attached to this Proxy Statement as Appendix A), to be performed for the Company by the independent auditors. The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals of non-audit services, provided that decisions of such delegates shall be presented to the full Audit Committee at its next scheduled meeting.

SECURITIES OWNERSHIP OF MANAGEMENT

How much stock do our Executive Officers and Directors own?

The following table shows the number of shares of common stock owned by each director and named executive officer, and by the directors and all of the Company's executive officers as a group. The table shows ownership as of February 29, 2004. Footnotes to the table are on the following page.


                                    Number                       Percent of
                                   of Shares       Right to      Outstanding
Name                               Owned(1)       Acquire(2)      Shares(3)
----                               --------       ----------      ---------

David D. Baer                      114,680          5,000           1.96%

Dr. Bradford J. Bomba,               4,584          5,000             *
     Jr.

Mark D. Bradford (4)(5)             20,936         35,000             *

John E. Christy                          0              0            --

Steven R. Crider                     5,675          5,000             *

Gordon M. Dyott (4)                 26,631         20,000             *

Timothy D. Ellis                    35,268          5,000             *

Joyce Claflin Harrell               29,747          5,000             *

Robert J. Krupka (4)                   278              0             *

Harry F. McNaught, Jr.               1,000              0             *

Paul W. Mobley                      40,680          5,000             *

Richard P. Rechter                 246,900          5,000           4.13%

Charles R. Royal, Jr.              310,890          5,000           5.18%

R. Scott Walters (4)(5)             61,236         10,000           1.17%

Directors and executive officers   899,505        100,000          16.48%
as a group (14 individuals)

*        Represents less than 1% of the outstanding shares of common stock

(1)      Includes shares for which the named person:
         o        has sole voting and investment power, or
         o        has shared voting and investment power with a spouse.
         Excludes shares that may be acquired through stock option exercises.

(2) Represents shares that can be acquired by executive officers and directors through stock options exercisable within sixty days of the date of this proxy statement.

(3) Percentage calculated by dividing (x) the sum of the number of shares in the "Number of Shares Owned" column with the number of shares in the "Right to Acquire" column for such individual, by (y) the sum of 6,093,940 (which is the number of shares of the Company outstanding at February 29, 2004) and the number of shares in the "Right to Acquire" column for such individual.

(4)      Amount includes shares held in the ESOP for such individual's account.

(5) Amount includes shares held for the benefit of the children of such individual.


SECTION 16(A) -- BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on our records, we believe that during 2003 our directors and executive officers complied with all Securities and Exchange Commission filing requirements applicable to them except as discussed in the following sentences.
W. Keith Argabright, who was a senior vice president of the Bank, inadvertently filed a late Form 3, reporting his promotion to an executive management position. Bradford J. Bomba, Jr. also inadvertently filed a late Form 4, reporting the purchase of 84 shares of Monroe Bancorp stock.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the beneficial ownership of the Company as of February 29, 2004 by the only shareholders or affiliated group of shareholders known by the Company to beneficially own 5% or more of the Company's common stock outstanding on that date.

                                                          Amount and Nature of
      Name and Address of Beneficial Owner              Beneficial Ownership (1)     Percent of Class
      ------------------------------------              ------------------------     ----------------
      Monroe Bancorp Empolyee Stock Ownership Trust              305,206                   5.01%
      210 E. Kirkwood Avenue
      Bloomington, IN 47408

      Charles R. Royal, Jr.                                      315,890     (2)           5.18%
      1420 S. Valley Forge Road
      Bloomington, IN 47401

      Indiana University Foundation                              309,611                   5.08%
      State Road 46- Bypass
      Bloomington, IN 47408

(1) This information is based on Schedule 13D and 13G reports filed by the beneficial owner with the Securities and Exchange Commission ("SEC") pursuant to applicable provisions of the Securities Exchange Act of 1934 ("Exchange Act"), and any other information provided to Monroe Bancorp by the beneficial owner. It does not reflect any changes in those shareholdings which may have occurred since that the date of such filings. Beneficial ownership is direct except as otherwise indicated by footnote.

(2) Includes 5,000 shares which the named individual has the right to acquire upon the exercise of an option granted in 1999.

                                                                      APPENDIX A

                                 MONROE BANCORP
                             AUDIT COMMITTEE CHARTER


I.       PURPOSE

         A. The Audit Committee is a committee of the Board of Directors of Monroe Bancorp (the "Company"), appointed by the Board of Directors, and is established for the purpose of overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

         B. The Audit Committee shall assist the Board of Directors in fulfilling its oversight responsibilities for:

                  1. the integrity of the financial statements of the Company;
                  2. the systems of internal controls over the Company's financial reporting, audit process, compliance with legal and regulatory requirements, and code of ethics that management and the Board of Directors have established;
                  3. the qualifications and independence of the Company's registered public accounting firm (the "Public Accountant"); and
                  4. the performance of the internal audit function and the Public Accountant.

         C. The Audit Committee shall prepare a report of its activities for inclusion in the annual proxy statement of the Company as required by the rules of the Securities and Exchange Commission.

         D. The Audit Committee shall serve as the qualified legal compliance committee (the "QLCC") in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Securities and Exchange Commission (the "Commission") thereunder.

         E. The Audit Committee shall provide an open avenue of communication between financial management, internal auditors, external auditors and the Board of Directors of the Company.


II.      COMPOSITION

         A. The Audit Committee shall be comprised of at least three directors, each of whom must: (i) be independent as defined under Nasdaq Marketplace Rule 4200(a)(15), as set forth in Appendix A hereto; (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as set forth in Appendix B hereto (subject to the exemptions provided in Rule 10A-3(c)); (iii) meet the requirements for inclusion on the QLCC under Section 205 of Title 17 of the Code of Federal Regulations, as set forth in Appendix C hereto; (iv) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (v) be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities and shall meet any other applicable legislative or regulatory requirements with respect to financial expertise. The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

         B. The Board shall appoint the members of the Audit Committee at the Company's annual organizational meeting. The members of the Audit Committee shall serve until their successors are appointed and duly qualified. The Board shall have the power at any time to change the membership of the Audit Committee and to fill vacancies in it, subject to such new member(s) satisfying the independence, experience and financial expertise requirements referred to above. The term of membership is one year, with reappointment staggered to provide continuity.

III.     MEETINGS

         A. The Audit Committee shall meet at least quarterly, and shall have the authority to convene additional meetings as circumstances dictate. A majority of the members of the Audit Committee shall be required to constitute a quorum. As part of its job to foster open communication, the Audit Committee shall meet periodically with management, internal auditors and the Public Accountant in separate executive sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed separately. The Audit Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

         B. The Audit Committee or at least the Chair of the Audit Committee should communicate with the Public Accountant and management quarterly to review the Company's financial statements. This review should be done prior to the filing of the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K. This review should include a discussion of any significant adjustments, management judgments and accounting estimates, significant new accounting policies, and disagreements with management. In addition, prior to the Company's public release of earnings, subsequent events, if any, discussed at management's Disclosure Certification Committee meeting will be brought to the attention of the Audit Committee Chair.


IV.      COMMITTEE AUTHORITY AND RESPONSIBILITIES

         In carrying out its oversight responsibilities, the Audit Committee shall undertake those tasks that, in its judgment, would most effectively contribute and implement the purposes of the

         Audit Committee. The Audit Committee is authorized to carry out responsibilities in the following areas:

         A.       Corporate Governance and Internal Controls

                  1. The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Audit Committee and carry out its duties, and to conduct or authorize investigations into any matters within its scope of responsibilities. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to any legal counsel, accountant or other adviser employed by the Audit Committee.

                  2. The Audit Committee shall have the sole authority for the appointment or replacement of any Public Accountant. The Audit Committee shall review and approve the annual audit scope and fees of the Public Accountant. The Audit Committee shall be directly responsible for the oversight of the work of the Public Accountant, including resolution of disagreements between management and the Public Accountant regarding financial reporting, for the purpose of preparing or issuing an audit report or related work. The Public Accountant shall report directly to the Audit Committee.

                  3. The Audit Committee shall oversee the independence of the Public Accountant by limiting and controlling other proposed services. The Audit Committee shall pre-approve all auditing services and permissible non-audit services (including the fees and terms thereof), subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as set forth in Appendix D hereto; to be performed for the Company by the Public Accountant. The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals of non-audit services, provided that decisions of such delegates shall be presented to the full Audit Committee at its next scheduled meeting.

                  4. The Audit Committee shall make regular reports to the Board of Directors about Audit Committee activities and issues that arise with respect to the quality or integrity of the Company's financial statements, compliance with legal or regulatory requirements, the performance and independence of the Public Accountant, and the performance of the internal audit function.

                  5. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

                  6. The Audit Committee shall recommend to the Board policies for the Company's hiring of employees or former employees of the Public Accountants who were engaged in any capacity in the audit of the Company during the preceding one-year period.

                  7.       The Audit Committee shall establish procedures for
                           (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (b) the confidential and anonymous submission by employees of the Company, of concerns regarding questionable accounting or auditing matters or management fraud.

                  8. The Audit Committee shall discuss with management and the Public Accountant, any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding the Company's financial statements or accounting policies.

                  9. The Audit Committee shall review with the Public Accountant, the Company's financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable or necessary.

                  10. The Audit Committee shall ensure that the Company maintains an internal audit function, as described in the Internal Audit section of this Charter.

                  11. The Audit Committee shall review the internal audit function of the Company, including the independence, competence, staffing adequacy and authority of the internal auditor, the reporting relationships among the internal auditor, management and the Audit Committee, the internal audit reporting obligations, the annual audit program and scope, and the coordination of the audit program with the Public Accountant.

                  12. The Audit Committee shall consider and review with management, the Public Accountant and the Company's Senior Auditor the effectiveness of the Company's internal controls over annual and interim financial reporting, including information technology security and control. These controls shall provide reasonable assurance of the integrity of the financial information and assurance that the Company's reported financial results are presented fairly in conformity with GAAP.

                  13. Approve all related party transactions, as more specifically described in Appendix E.

         B.       Financial Reporting

                  1. The Audit Committee shall review with management and the Public Accountant, the annual audited financial statements, including major issues regarding accounting and auditing principles and practices, and the adequacy of internal controls that could significantly affect the financial statements. This review shall consider critical accounting policies, alternative accounting treatments discussed with management and the registered public accounting firm's preferred treatment, qualitative judgments about quality of accounting policies, disputes or disagreement with management and any major accounting policy changes. The Audit Committee shall review and discuss with management and the Public Accountant any accounting adjustments that were noted or proposed by the Public Accountant but were passed (as immaterial or otherwise). The Committee will have final authority to resolve disagreements between management and the Public Accountant.

                  2. The Audit Committee shall review with management and the Public Accountant, other written communication between the Public Accountant and management, including management representation letters, reports on observations and recommendations on internal controls, schedules of material adjustments and reclassifications proposed and an indication of those not recorded, engagement letters and independence letters.

                  3. The Audit Committee shall review with management and the Public Accountant, (a) the Company's quarterly press releases regarding results of operations prior to their release, and (b) the quarterly and annual financial statements prior to the filing of the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K, including the results of the Public Accountant's reviews of quarterly and annual financial statements.

                  4. The Audit Committee shall review disclosures made by the Company's Chief Executive Officer and Chief Financial Officer regarding compliance with their respective certification obligations under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company's disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

         C.       External Audit

                  The Company is to have an annual certified audit by a registered public accounting firm of certified public accountants.

                  1. The Audit Committee shall review the Public Accountant's proposed audit scope and approach, including coordination of the audit effort with the internal audit function.

                  2. The Audit Committee shall obtain and review a report from the Public Accountant at least annually regarding the Public Accountant's internal quality-control procedures, any material issues raised by the most recent quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the Public Accountant, and any steps taken to deal with any such issues.

                  3. The Audit Committee shall obtain and review a report from the Public Accountant at least annually, delineating all relationships between the Public Accountant and the Company consistent with Independence Standards Board Standard No. 1. The Audit Committee shall engage in a dialogue with the Public Accountant with respect to any disclosed relationships or services that may have an impact the objectivity and independence of the Public Accountant and shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the Public Accountant.

                  4. The Audit Committee shall evaluate the qualifications, performance and independence of the Public Accountant, including a review and evaluation of the lead partner of the Public Accountant, taking into account the opinions of management and the Company's internal auditors and presenting its conclusions to the full Board of Directors.

                  5. The Audit Committee shall ensure that the lead audit partner of the Public Accountant and the audit partner responsible for reviewing the audit are rotated at least every five years as required by the Sarbanes-Oxley Act of 2002, and further consider rotation of the Public Accountant itself.

                  6. The Audit Committee shall meet, at least annually, with the Public Accountant to discuss such things as the audit role, audit functions, scope of audits, findings, recommendations, corrective actions, and other relevant matters.

                  7. The Audit Committee shall review any reports of the Public Accountant mandated by Section 10A of the Securities Exchange Act of 1934 and obtain from the Public Accountant any information with respect to illegal acts in accordance with Section 10A. If no reports are received, the Audit Committee shall obtain from the Public Accountant an assurance that
                           Section 10A of the Act has not been implicated.


         D.       Internal Audit

                  The Internal Audit function is responsible for evaluating the adequacy, effectiveness and efficiency of the Company's systems of internal controls and the quality of ongoing operations. The Company is to have one person designated as the Senior Auditor, who shall have adequate technical training and proficiency to manage the internal audit function.

                  1. The Audit Committee is responsible for the retaining, reviewing and compensating of the Senior Auditor. The Chair of the Audit Committee shall consult with the President and Chief Executive Officer of the Company, at least annually, on the performance of the Senior Auditor.

                  2. The Audit Committee shall review with the Public Accountant, management and the Senior Auditor, the internal audit department functions and organizational structure, annual budget, staffing, and any recommended changes in the planned scope of the internal audit plan.

                  3. The Audit Committee shall ensure there are no unjustified restrictions or limitations, which have an impact or impairment in the scope of the internal audit.

                  4. The Audit Committee shall review internal audit reports to management, which includes the audit scope, results and recommendations for each audit conducted. The review shall include the respective impact on internal controls, the control environment and the overall effectiveness and efficiency of the Company's operations.

                  5. The Audit Committee, through designation to the Senior Auditor, is responsible for the oversight and management of internal audit outsourcing engagements. These engagements include, but are not limited to, loan review, information systems and external penetration testing. Reporting on the scope, results and recommendations of each audit performed will be directed through the Senior Auditor and the Audit Committee.

         E.       Qualified Legal Compliance Committee

                  1. The Audit Committee shall establish written procedures for the confidential receipt, retention and consideration of evidence of a material violation of an applicable United States federal or state securities law, a material breach of fiduciary duty arising under United States federal or state law, or a similar material violation of any United States federal or state law by the Company or by any officer, director, employee or agent of the Company (each, a "Material Violation") that is reported to the Committee by the Company's chief legal officer (or the equivalent thereof) or other legal advisors.

                  2. The Audit Committee shall inform the Company's chief legal officer and chief executive officer (or the equivalents thereof) of any report of evidence of a Material Violation that is reported to the Committee by the Company's chief legal officer (or the equivalent thereof) or other legal advisor.

                  3. The Audit Committee shall determine whether an investigation is necessary regarding any report of evidence of a Material Violation that is reported to the Committee by the Company's chief legal officer (or the equivalent thereof) or other legal advisors.

                  4. If the Audit Committee determines an investigation is necessary or appropriate the Audit Committee shall:
                           (i) notify the full Board; (ii) initiate an investigation, which may be conducted either by the chief legal officer (or the equivalent thereof) or by outside attorneys; and (iii) retain such additional expert personnel as the Committee deems necessary. At the conclusion of any such investigation the Audit Committee shall: (i) recommend, by majority vote, that the Company implement an appropriate response to evidence of a Material Violation; and (ii) inform the chief legal officer and the chief executive officer (or the equivalents thereof) and the Board of the results of any such investigation and the appropriate remedial measures to be adopted.

                  5. Acting by majority vote, the Audit Committee shall take all other appropriate actions, including notifying the Commission, to respond to evidence of a Material Violation that is reported to the Committee by the Company's chief legal officer (or the equivalent thereof) or other legal advisors in the event that the Company fails in any material respect to implement an appropriate response that the Committee has recommended the Company to take.


Approved by the Monroe Bank Board of Directors on February 19, 2004.

                                                                      APPENDIX A
                                                                      ----------

Nasdaq Marketplace Rule 4200(a)(15)
-----------------------------------

         (a)(15) "Independent director" means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

         (A) a director who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the company;

         (B) a director who accepted or who has a Family Member(1) who accepted any payments from the company or any parent or subsidiary of the company in excess of $60,000 during the current or any of the past three fiscal years, other than the following:

                  (i)      compensation for board or board committee service;

                  (ii) payments arising solely from investments in the company's securities;

                  (iii) compensation paid to a Family Member who is a non-executive employee of the company or a parent or subsidiary of the company;

                  (iv) benefits under a tax-qualified retirement plan, or non-discretionary compensation; or

                  (v) loans permitted under Section 13(k) of the Act. Provided, however, that audit committee members are subject to additional, more stringent requirements under rule 4350(d).

         (C) a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the company as an executive officer;

         (D) a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

                  (i) payments arising solely from investments in the company's securities; or

                  (ii) payments under non-discretionary charitable contribution matching programs.

--------
(1) "Family Member" is defined by Nasdaq for this purpose to include a person's spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person's home. Rule 4200(a)(14).

         (E) a director of the listed company who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the listed company serve on the compensation committee of such other entity; or

         (F) a director who is, or has a Family Member who is, a current partner of the company's outside auditor, or was a partner or employee of the company's outside auditor who worked on the company's audit at any time during any of the past three years.

         (G)      In the case of an investment company, in lieu of paragraphs
                  (A)-(F), a director who is an "interested person" of the company as defined in section 2(a)(19) of the Investment Company Act of 1940, other than in his or her capacity as a member of the board of directors or any board committee.

                                                                      APPENDIX B
                                                                      ----------

Rule 10A-3(b)(1) under the Securities Exchange Act of 1934
----------------------------------------------------------


(b)(1)  Independence.

         (i) Each member of the audit committee must be a member of the board of directors of the listed issuer, and must otherwise be independent; provided that, where a listed issuer is one of two dual holding companies, those companies may designate one audit committee for both companies so long as each member of the audit committee is a member of the board of directors of at least one of such dual holding companies.

         (ii) Independence requirements for non-investment company issuers. In order to be considered to be independent for purposes of this paragraph (b)(1), a member of an audit committee of a listed issuer that is not an investment company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee:

         (A) Accept directly or indirectly any consulting, advisory, or other compensatory fee from the issuer or any subsidiary thereof, provided that, unless the rules of the national securities exchange or national securities association provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the listed issuer (provided that such compensation is not contingent in any way on continued service); or

         (B) Be an affiliated person of the issuer or any subsidiary thereof.

                                                                      APPENDIX C
                                                                      ----------

12 C.F.R. Section  205.2(1)
---------------------------


A qualified legal compliance committee:

         (1) Consists of at least one member of the issuer's audit committee (or, if the issuer has no audit committee, one member from an equivalent committee of independent directors) and two or more members of the issuer's board of directors who are not employed, directly or indirectly, by the issuer and who are not, in the case of a registered investment company, "interested persons" as defined in section 2(a)(19) of the Investment Company Act of 1940 (15 U.S.C. 80a-2(a)(19).

                                                                      APPENDIX D
                                                                      ----------



Section 10A(i)(1)(B) under the Securities Exchange Act of 1934
--------------------------------------------------------------


i.       Preapproval Requirements.

         B.       De minimus exception.

                  The preapproval requirement under subparagraph (A) is waived with respect to the provision of non-audit services for an issuer, if--

                  i. the aggregate amount of all such non-audit services provided to the issuer constitutes not more than 5 percent of the total amount of revenues paid by the issuer to its auditor during the fiscal year in which the non-audit services are provided;

                  ii. such services were not recognized by the issuer at the time of the engagement to be non-audit services; and

                  iii. such services are promptly brought to the attention of the Audit Committee of the issuer and approved prior to the completion of the audit by the Audit Committee or by 1 or more members of the Audit Committee who are members of the board of directors to whom authority to grant such approvals has been delegated by the Audit Committee.

                                                                      APPENDIX E
                                                                      ----------



1.       Certain Relationships and Related Transactions

         Reg. Section 229.404. Item 404.

         (a) Transactions with management and others. Describe briefly any transaction, or series of similar transactions, since the beginning of the registrant's last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the registrant or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any of the following persons had, or will have, a direct or indirect material interest, naming such person and indicating the person's relationship to the registrant, the nature of such person's interest in the transaction(s), the amount of such transaction(s) and, where practicable, the amount of such person's interest in the transaction(s):

                  (1)      Any director or executive officer of the registrant;

                  (2)      Any nominee for election as a director;

                  (3) Any security holder who is known to the registrant to own of record or beneficially more than five percent of any class of the registrant's voting securities; and (4) Any member of the immediate family of any of the foregoing persons.

         Instructions to Paragraph (a) of Item 404.

         1. The materiality of any interest is to be determined on the basis of the significance of the information to investors in light of all the circumstances of the particular case. The importance of the interest to the person having the interest, the relationship of the parties to the transaction with each other and the amount involved in the transactions are among the factors to be considered in determining the significance of the information to investors.

         2. For purposes of paragraph (a), a person's immediate family shall include such person's spouse; parents; children; siblings; mothers and fathers-in-law; sons and daughters-in-law; and brothers and sisters-in-law.

         3. In computing the amount involved in the transaction or series of similar transactions, include all periodic installments in the case of any lease or other agreement providing for periodic payments or installments.

         4. The amount of the interest of any person specified in paragraphs (a)(1) through (4) shall be computed without regard to the amount of the profit or loss involved in the transaction(s).

         5. In describing any transaction involving the purchase or sale of assets by or to the registrant or any of its subsidiaries, otherwise than in the ordinary course of business, state the cost of the assets to the purchaser and, if acquired by the seller within two years prior to the transaction, the cost thereof to the seller. Indicate the principle followed in determining the registrant's purchase or sale price and the name of the person making such determination.

         6. Information shall be furnished in answer to paragraph (a) with respect to transactions that involve remuneration from the registrant or its subsidiaries, directly or indirectly, to any of the persons specified in paragraphs (a)(1) through (4) for services in any capacity unless the interest of such person arises solely from the ownership individually and in the aggregate of less than ten percent of any class of equity securities of another corporation furnishing the services to the registrant or its subsidiaries.

         7. No information need be given in answer to paragraph (a) as to any transactions where:

                  A. The rates or charges involved in the transaction are determined by competitive bids, or the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

                  B. The transaction involves services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; or

                  C.       The interest of the person specified in paragraphs
                           (a)(1) through (4) arises solely from the ownership of securities of the registrant and such person receives no extra or special benefit not shared on a pro rata basis.

         8. Paragraph (a) requires disclosure of indirect, as well as direct, material interests in transactions. A person who has a position or relationship with a firm, corporation, or other entity that engages in a transaction with the registrant or its subsidiaries may have an indirect interest in such transaction by reason of such position or relationship. Such an interest, however, shall not be deemed "material" within the meaning of paragraph (a) where:

                  A. The interest arises only (i) from such person's position as a director of another corporation or organization which is a party to the transaction; or
                           (ii) from the direct or indirect ownership by such person and all other persons specified in paragraphs
                           (a)(1) through (4), in the aggregate, of less than a ten percent equity interest in another person (other than a partnership) which is a party to the transaction; or (iii) from both such position and ownership;

                  B. The interest arises only from such person's position as a limited partner in a partnership in which the person and all other persons specified in paragraphs
                           (a)(1) through (4) have an interest of less than ten percent; or

                  C. The interest of such person arises solely from the holding of an equity interest (including a limited partnership interest, but excluding a general partnership interest) or a creditor interest in another person that is a party to the transaction with the registrant or any of its subsidiaries, and the transaction is not material to such other person.

         9. There may be situations where, although these instructions do not expressly authorize nondisclosure, the interest of a person specified in paragraphs (a)(1) through (4) in a particular transaction or series of transactions is not a direct or indirect material interest. In that case, information regarding such interest and transaction is not required to be disclosed in response to this paragraph.

         (b) Certain business relationships. Describe any of the following relationships regarding directors or nominees for director that exist, or have existed during the registrant's last fiscal year, indicating the identity of the entity with which the registrant has such a relationship, the name of the nominee or director affiliated with such entity and the nature of such nominee's or director's affiliation, the relationship between such entity and the registrant and the amount of the business done between the registrant and the entity during the registrant's last full fiscal year or proposed to be done during the registrant's current fiscal year:

                  (1) If the nominee or director is, or during the last fiscal year has been, an executive officer of, or owns, or during the last fiscal year has owned, of record or beneficially in excess of ten percent equity interest in, any business or professional entity that has made during the registrant's last full fiscal year, or proposes to make during the registrant's current fiscal year, payments to the registrant or its subsidiaries for property or services in excess of five percent of (i) the registrant's consolidated gross revenues for its last full fiscal year, or (ii) the other entity's consolidated gross revenues for its last full fiscal year;

                  (2) If the nominee or director is, or during the last fiscal year has been, an executive officer of, or owns, or during the last fiscal year has owned, of record or beneficially in excess of ten percent equity interest in, any business or professional entity to which the registrant or its subsidiaries has made during the registrant's last full fiscal year, or proposes to make during the registrant's current fiscal year, payments for property or services in excess of five percent of (i) the registrant's consolidated gross revenues for its last full fiscal year, or (ii) the other entity's consolidated gross revenues for its last full fiscal year;

                  (3) If the nominee or director is, or during the last fiscal year has been, an executive officer of, or owns, or during the last fiscal year has owned, of record or beneficially in excess of ten percent equity interest in, any business or professional entity to which the registrant or its subsidiaries was indebted at the end of the registrant's last full fiscal year in an aggregate amount in excess of five percent of the registrant's total consolidated assets at the end of such fiscal year;

                  (4) If the nominee or director is, or during the last fiscal year has been, a member of, or of counsel to, a law firm that the issuer has retained during the last fiscal year or proposes to retain during the current fiscal year; Provided, however, that the dollar amount of fees paid to a law firm by the registrant need not be disclosed if such amount does not exceed five percent of the law firm's gross revenues for that firm's last full fiscal year;

                  (5) If the nominee or director is, or during the last fiscal year has been, a partner or executive officer of any investment banking firm that has performed services for the registrant, other than as a participating underwriter in a syndicate, during the last fiscal year or that the registrant proposes to have perform services during the current year; Provided, however, that the dollar amount of compensation received by an investment banking firm need not be disclosed if such amount does not exceed five percent of the investment banking firm's consolidated gross revenues for that firm's last full fiscal year; or

                  (6) Any other relationships that the registrant is aware of between the nominee or director and the registrant that are substantially similar in nature and scope to those relationships listed in paragraphs (b)(1) through (5).

         Instructions to Paragraph (b) of Item 404.

         10. In order to determine whether payments or indebtedness exceed five percent of the consolidated gross revenues of any entity, other than the registrant, it is appropriate to rely on information provided by the nominee or director.

         11. In calculating payments for property and services the following may be excluded:

                  A. Payments where the rates or charges involved in the transaction are determined by competitive bids, or the transaction involves the rendering of services as a common contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

                  B. Payments that arise solely from the ownership of securities of the registrant and no extra or special benefit not shared on a pro rata basis by all holders of the class of securities is received; or

                  C. Payments made or received by subsidiaries other than significant subsidiaries as defined in Rule 1-02(v) of Regulation S-X [Section 210.1-02(v) of this chapter], provided that all such subsidiaries making or receiving payments, when considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as defined in Rule 1-02(v).

         12.      In calculating indebtedness the following may be excluded:

                  A. Debt securities that have been publicly offered, admitted to trading on a national securities exchange, or quoted on the automated quotation system of a registered securities association;

                  B. Amounts due for purchases subject to the usual trade terms; or

                  C. Indebtedness incurred by subsidiaries other than significant subsidiaries as defined in Rule 1-02(v) of Regulation S-X [Section 210.1-02(v) of this chapter], provided that all such subsidiaries incurring indebtedness, when considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as defined in Rule 1-02(v).

         13. No information called for by paragraph (b) need be given respecting any director who is no longer a director at the time of filing the registration statement or report containing such disclosure. If such information is being presented in a proxy or information statement, no information need be given respecting any director whose term of office as a director will not continue after the meeting to which the statement relates.

         (c) Indebtedness of management. If any of the following persons has been indebted to the registrant or its subsidiaries at any time since the beginning of the registrant's last fiscal year in an amount in excess of $60,000, indicate the name of such person, the nature of the person's relationship by reason of which such person's indebtedness is required to be described, the largest aggregate amount of indebtedness outstanding at any time during such period, the nature of the indebtedness and of the transaction in which it was incurred, the amount thereof outstanding as of the latest practicable date and the rate of interest paid or charged thereon:

                  (1)      Any director or executive officer of the registrant;

                  (2)      Any nominee for election as a director;

                  (3) Any member of the immediate family of the persons specified in paragraph (c)(1) or (2);

                  (4) Any corporation or organization (other than the registrant or a majority-owned subsidiary of the registrant) of which any of the persons specified in paragraphs (c)(1) or (2) is an executive officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities; and

                  (5) Any trust or other estate in which any of the persons specified in paragraph (c)(1) or (2) has a substantial beneficial interest or as to which such person serves as a trustee or in a similar capacity.

         Instructions to Paragraph (c) of Item 404.

         14. For purposes of paragraph (c), the members of a person's immediate family are those persons specified in Instruction 2 to Item 404(a).

         15. Exclude from the determination of the amount of indebtedness all amounts due from the particular person for purchases subject to usual trade terms, for ordinary travel and expense payments and for other transactions in the ordinary course of business.

         16. If the lender is a bank, savings and loan association, or broker-dealer extending credit under Federal Reserve Regulation T [12 CFR Part 220] and the loans are not disclosed as nonaccrual, past due, restructured or potential problems (see Item III.C. 1. and 2. of Industry Guide 3, Statistical Disclosure by Bank Holding Companies), disclosure may consist of a statement, if such is the case, that the loans to such persons (A) were made in the ordinary course of business, (B) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (C) did not involve more than the normal risk of collectibility or present other unfavorable features.

         17.      If any indebtedness required to be described arose under
                  Section 16(b) of the Exchange Act and has not been discharged by payment, state the amount of any profit realized, that such profit will inure to the benefit of the registrant or its subsidiaries and whether suit will be brought or other steps taken to recover such profit. If, in the opinion of counsel, a question reasonably exists as to the recoverability of such profit, it will suffice to state all facts necessary to describe the transactions, including the prices and number of shares involved.

         (d) Transactions with promoters. Registrants that have been organized within the past five years and that are filing a registration statement on Form S-1 under the Securities Act (Section 239.11 of this chapter) or on Form 10 under the Exchange Act (Section 249.210 of this chapter) shall:

                  (1) State the names of the promoters, the nature and amount of anything of value (including money, property, contracts, options or rights of any kind) received or to be received by each promoter, directly or indirectly, from the registrant and the nature and amount of any assets, services or other consideration therefor received or to be received by the registrant; and

                  (2) As to any assets acquired or to be acquired by the registrant from a promoter, state the amount at which the assets were acquired or are to be acquired and the principle followed or to be followed in determining such amount and identify the persons making the determination and their relationship, if any, with the registrant or any promoter. If the assets were acquired by the promoter within two years prior to their transfer to the registrant, also state the cost thereof to the promoter.

         Instructions to Item 404.

         18.      No information need be given in response to any paragraph of
                  Item 404 as to any compensation or other transaction reported in response to any other paragraph of Item 404 or to Item 402 of Regulation S-K (Section 229.402 of this chapter) or as to any compensation with respect to which information may be omitted pursuant to Item 402.

         19. If the information called for by Item 404 is being presented in a registration statement filed pursuant to the Securities Act or the Exchange Act, information shall be given for the periods specified in this Item and, in addition, for the two fiscal years preceding the registrant's last fiscal year.

         20. A foreign private issuer will be deemed to comply with Item 404 if it provides the information required by Item 7.B of Form 20-F (17 CFR 249.220f).

                                 REVOCABLE PROXY
                                 MONROE BANCORP

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 22, 2004
       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF MONROE BANCORP

The undersigned, having received Notice of the Annual Meeting and accompanying materials dated March 22, 2004, hereby appoints Mr. Timothy D. Ellis and Dr. Bradford J. Bomba, Jr., and each of them, as proxies, each with the power of substitution, to represent and to vote, as designated below, all shares of stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Monroe Bancorp to be held on April 22, 2004 at 10 o'clock a.m. (local time) at the Bloomington/Monroe County Convention Center, 302 South College Avenue, Bloomington, Indiana, and at any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present, in accordance with the following instructions. The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. Election of the three nominees listed below as directors of Monroe Bancorp to serve until the 2007 Annual Meeting and until their successors have been duly elected and qualified.

     For            Withhold            For all Except
     [ ]              [ ]                     [ ]

     Joyce Claflin Harrell    Charles R. Royal, Jr.     Harry F. McNaught, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------

2. Ratification of the appointment of BKD, LLP as auditors for the fiscal year ending December 31, 2004.

     For            Against                 Abstain
     [ ]              [ ]                     [ ]

3. In their discretion, on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ITEMS 1 and 2.

Please be sure to sign and date
this Proxy in the boxes below.  Date
                                --------------------

-------------------------------------------------------------------
  Shareholder sign above.            Co-holder (if any) sign above.

--------------------------------------------------------------------------------

          Detach above card, sign, date and mail in envelope provided.

                                 MONROE BANCORP

Please sign exactly as name(s) appear(s) hereon. If shares are held in the name of two or more persons, all must sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, or other acting in a representative or fiduciary capacity, please give full title as such.


                 PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY
                            IN THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDE.

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